Exhibit 4.1

INCORPORATED UNDER THE BRITISH COLUMBIA BUSINESS CORPORATIONS ACT There are special rights or restrictions attached to the common shares in the capital of the Corporation. A copy of the full text of such special rights or restrictions is obtainable from the registered or records office of the Corporation, on demand and without charge. TPCO HOLDING CORP. THIS CERTIFIES THAT CERT.9999 **9,000,000,000**** ***9,000,000,000*** ****9,000,000,000** *****9,000,000,000* ******9,000,000,000 * JANUARY 01, 2009 * ISIN: CA87270T1066 CUSIP: 87270T106 * SPECIMEN * * NINE BILLION AND 00/100 * * CA1234567890 * IS THE REGISTERED HOLDER OF FULLY PAID AND NON-ASSESSABLE COMMON SHARES WITHOUT PAR VALUE IN THE CAPITAL OF TPCO HOLDING CORP. transferable on the books of the Corporation by the registered holder in person or by duly authorized attorney in writing upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned by the Transfer Agent and Registrar of the Corporation. IN WITNESS WHEREOF the Corporation has caused this certificate to be signed on its behalf by the facsimile signatures of its duly authorized officers. DATED: JANUARY 01, 2009 COUNTERSIGNED AND REGISTERED ODYSSEY TRUST COMPANY TRANSFER AGENT & REGISTRAR CALGARY VANCOUVER Director By: Authorized officer Director The shares represented by this certificate are transferable at the offices of Odyssey Trust Company Vancouver, BC and Calgary, AB SECURITY INSTRUCTIONS ON REVERSE VOIR LES INSTRUCTIONS DE SECURITE AU VERSO Printed by datacm.com 6319430

The following abbreviations shall be construed as though the words set forth below opposite each abbreviation were written out in full where such abbreviation appears:

TEN COM	- as tenants in common
TEN ENT	- as tenants by entireties
JT TEN	- as joint tenants with right of survivorship and not tenants in common
(Name) CUST (Name) UNIF	- (Name) as Custodian for (Name) under the
GIFT MIN ACT (State)	- (State) Uniform Gifts to Minors Act
In the case of an individual assignee, show at least one given name in full

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto

PLEASE INSERT SOCIAL INSURANCE NUMBER,

SOCIAL SECURITY NUMBER OR OTHER

IDENTIFYING NUMBER OF TRANSFEREE	S.I.N./S.S.N. - -

Please print or typewrite name and address (including postal code or zip code, as applicable) of transferee securities

registered in the name of the undersigned on the books of the Company named on the face of this certificate and represented hereby, and irrevocably constitutes and appoints a duly authorized officer of the transfer agent and registrar as the attorney of the undersigned to transfer the said securities on the register of transfers and books of the Company with full power or substitution hereunder.

DATED:	20	Signature:

NOTICE:

The signatures of this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement, or any change whatsoever, and must be guaranteed by a Canadian chartered bank or eligible guarantor institution with membership in an approved signature guarantee medallion program.

Signature Guaranteed By:

SECURITY INSTRUCTIONS - INSTRUCTIONS DE SÉCURITÉ
THIS IS WATERMARKED PAPER, DO NOT ACCEPT WITHOUT NOTING WATERMARK HOLD TO LIGHT TO VERIFY WATERMARK.
PAPIER FILIGRANÉ, NE PAS ACCEPTER SANS VÉRIFIER LA PRÉSENCE DU FILIGRANE. POUR CE FAIRE, PLACER Á LA LUMIÉRE.